UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 10, 2016

COLUMBIA SPORTSWEAR COMPANY
(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
14375 Northwest Science Park Drive
Portland, Oregon 97229
(Address of principal executive offices) (Zip code)
(503) 985-4000
(Registrant’s telephone number, including area code)
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	Columbia Sportswear Company’s Annual Meeting of Shareholders was held on June 10, 2016 (the “Meeting”).

(b)
Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote of security holders at the Meeting:

1.	To elect directors for the next year;

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016; and

3.	To approve, by non-binding vote, executive compensation.

At the Meeting, 68,672,573 shares of common stock were represented in person or by proxy, which constituted 98.57% percent of the 69,668,373 shares of the Company outstanding and entitled to vote at the Meeting as of April 13, 2016, the record date of the Meeting, and a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Directors. All of the following directors were elected at the Meeting by the votes cast as follows:

	Votes For	Votes Against or Withheld	Broker Non-Votes
Gertrude Boyle	66,269,636	138,374	2,264,563
Timothy P. Boyle	65,954,086	453,924	2,264,563
Sarah A. Bany	66,284,232	123,778	2,264,563
Murrey R. Albers	65,880,492	527,518	2,264,563
Stephen E. Babson	66,279,024	128,986	2,264,563
Andy D. Bryant	65,882,844	525,166	2,264,563
Edward S. George	65,880,258	527,752	2,264,563
Walter T. Klenz	66,278,310	129,700	2,264,563
Ronald E. Nelson	66,358,676	49,334	2,264,563
John W. Stanton	65,880,405	527,605	2,264,563
Malia H. Wasson	66,101,102	306,908	2,264,563

2.	Ratification of Auditors. The proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016 was approved with the following votes:

For	Against	Abstentions
68,496,864	45,638	130,071

3.	Say on Pay. The proposal to approve, by non-binding vote, the Company’s executive compensation program, passed as management recommended with the following votes:

For	Against	Abstentions	Broker Non-Votes
66,276,229	99,397	32,384	2,264,563

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: June 15, 2016	By:	/S/ PETER J. BRAGDON
Peter J. Bragdon
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary